UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2018

Houlihan Lokey, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37537	95-2770395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 788-5200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 20, 2018, Houlihan Lokey, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on proposals (1) to elect four Class III directors to the Company’s board of directors, each to serve until the Company’s 2021 annual meeting of stockholders, and until a successor has been duly elected and qualified; (2) to approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's 2018 Proxy Statement; (3) to approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of the Company's named executive officers; and (4) to ratify the appointment of KPMG, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2019. Following is the final tabulation of votes cast at the meeting:

Proposal 1: Election of Class III Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Scott J. Adelson	326,549,178	20,051,052	3,201,459
David A. Preiser	326,287,711	20,312,519	3,201,459
Robert A. Schriesheim	336,184,805	10,415,425	3,201,459
Hideto Nishitani	333,792,187	12,808,043	3,201,459

Proposal 2: Approval of Non-Binding, Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
339,880,204	6,616,668	103,358	3,201,459

Proposal 3: Frequency of Non-Binding, Advisory Vote on Executive Compensation

One Year	Two Years	Three Years	Abstentions
346,068,767	2,756	515,719	12,988

Proposal 4: Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
349,090,423	701,094	10,172	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOULIHAN LOKEY, INC.

By:	/s/ Christopher M. Crain
Name: Christopher M. Crain
Title: General Counsel and Secretary

Date: September 24, 2018